UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 16, 2014

MEADOWBROOK INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	38-2626206
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1-14094
(Commission File Number)

26255 American Drive Southfield, Michigan (Address of Principal Executive Offices)	48034 (Zip Code)

(248) 358-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Meadowbrook Insurance Group, Inc. (the “Company”) held its Annual Meeting of Shareholders (“Annual Meeting”) on May 16, 2014.  Matters voted upon at the Annual Meeting were (i) election of four members to the Board of Directors for terms expiring in 2017 and election of one member to the Board of Directors for a term expiring in 2016; (ii) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014; and (iii) a non-binding, advisory vote on the compensation of our named executive officers. For more information about the aforementioned proposals, see the Company's Proxy Statement dated April 14, 2014.  As of the March 21, 2014 record date, there were 50,093,743 shares of common stock outstanding and entitled to vote.  At the Annual Meeting, 41,607,137 shares of common stock were represented in person or by proxy, constituting a quorum.  The certified results of the matters voted on at the Annual Meeting are set forth below.

Proposal No. 1 – Election of Robert H. Naftaly, Robert W. Sturgis, Jeffrey A. Maffett and Winifred A. Baker as directors each for a three-year term expiring in 2017 and Bruce E. Thal as a director for a two-year term expiring in 2016.

Director Name	For	Withheld	Abstain	Broker Non-Votes

Robert H. Naftaly	32,977,954	3,562,499	-	5,066,684
Robert W. Sturgis	32,980,316	3,560,137	-	5,066,684
Jeffrey A. Maffett	33,219,978	3,320,475	-	5,066,684
Winifred A. Baker	35,045,521	1,494,932	-	5,066,684
Bruce E. Thal	32,290,320	4,250,133	-	5,066,684

Proposal No. 2 – Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

For	Against	Abstain	Broker Non-Votes

40,703,674	884,877	18,586	0

Proposal No. 3 – Advisory vote on the Company’s 2013 executive compensation.

For	Against	Abstain	Broker Non-Votes

33,176,414	2,643,101	720,938	5,066,684

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2014	MEADOWBROOK INSURANCE GROUP, INC.
(Registrant)

	By:	/s/ Karen M. Spaun
Karen M. Spaun, Senior Vice President and Chief Financial Officer